Exhibit 99.1

For Immediate Release Contact:

Irene Smith

813-749-2102

Ismith@cryo-cell.com

CRYO-CELL RECEIVES NYSE AMERICAN CONTINUED LISTING NOTICE

OLDSMAR, FL. – March 12, 2026 – Cryo-Cell International, Inc. (NYSE American LLC: CCEL) (the “Company”), the world’s first private cord blood bank to separate and store stem cells in 1992, announced that is has received a written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with certain continued listing standards set forth in the NYSE American Company Guide.

Specifically, the Notice indicated that the Company is not in compliance with Section 1003 (a) of the NYSE American Company Guide because the Company reported (i) a stockholders’ deficit as of November 30, 2025, and (ii) net losses in two of its three most recent fiscal years ended November 30, 2023, November 30, 2024 and November 30, 2025.

The Notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on the NYSE American under the symbol “CCEL” while the Company pursues a plan to regain compliance.

In accordance with NYSE American requirements, the Company intends to submit a plan to regain compliance within the prescribed timeframe. If the plan is accepted, the Company is typically granted a period of up to 18 months from receipt of the Notice to regain compliance. During this period, the Company’s common stock will continue to be listed and traded on the NYSE American, subject to the Company’s compliance with other listing requirements and the plan accepted by the NYSE American.

There can be no assurance that the Company will be able to regain compliance within the allotted time or that the NYSE American will grant the Company an extension of time to regain compliance. If the Company fails to regain compliance or fails to maintain compliance with other listing requirements, the NYSE American may initiate delisting proceedings.

About Cryo-Cell International, Inc.

Founded in 1989, Cryo-Cell International, Inc. is the world’s first private cord blood bank. More than 500,000 parents from 87 countries have entrusted Cryo-Cell International, Inc. with their baby’s cord blood and cord tissue stem cells. In addition to its private bank, Cryo-Cell International, Inc. has a public banking program in partnership with Duke University. Cryo-Cell’s public bank has provided cord blood for more than 700 transplants and operates a cord blood donation site at one of the country’s most prominent hospitals, Cedars–Sinai Hospital in Los Angeles. Cryo-Cell’s facility is FDA registered, cGMP-/cGTP-compliant and licensed in all states requiring licensure. Besides being AABB accredited as a cord blood facility, Cryo-Cell was also the first U.S. (for private use only) cord blood bank to receive FACT accreditation for adhering to the most stringent cord blood quality standards set by any internationally recognized, independent accrediting organization. Cryo-Cell has the exclusive rights to PrepaCyte-CB, the industry’s most advanced cord blood processing technology.

Cryo-Cell’s mission is to provide premier cord blood and cord tissue cryopreservation services, to develop, manufacture and administer cellular therapies to significantly improve the lives of patients worldwide and to offer the highest quality and most cost effective biostorage solutions available.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by terminology such as “will,” “may,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Generally, the words “anticipate,” “believe,” “continue,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions identify forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contain forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. These forward-looking statements involve risks and uncertainties and reflect only our current views, expectations and assumptions with respect to future events and our future performance. If risks or uncertainties materialize or assumptions prove incorrect, actual results or events could differ materially from those expressed or implied by such forward-looking statements. Risks that could cause actual results to differ from those expressed or implied by the forward-looking statements we make include, among others, the success of the Company’s global expansion initiatives and product diversification, including its addition of the ExtraVault services, the Company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company’s business, the success of the Company’s initiative to expand its core business units to include biopharmaceutical manufacturing and operating clinics, the complexities, uncertainties, required consents and timing related to the potential spinoff of Celle Corp., the uncertainty of profitability from its biopharmaceutical manufacturing and operating clinics, the Company’s ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations and the success and enforceability of the Company’s umbilical cord blood and cord tissue license agreements, together with the associated intellectual property and their ability to provide the Company with royalty fees, along with the Risk Factors set forth in the Company’s Form 10-K filed on February 27, 2026.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof. Except as otherwise required by applicable law, we do not undertake and expressly disclaim any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.